EXHIBIT 10.1(b)
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This Amendment No. 1 (the “Amendment”) to the Employment Agreement dated as of May 1, 2015 by and between Remy International, Inc. and Victor A. Polen (the “Agreement”) is effective as of July 12, 2015 (the “Effective Date”). In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.	Section 9(a)(iii) of the Agreement is deleted and the following is inserted in lieu thereof:
the Company shall pay the Employee, no later than the sixtieth (60th) calendar day after the Date of Termination, a lump-sum payment equal to 200% of the sum of: (A) the Employee’s Annual Base Salary in effect immediately prior to the Date of Termination (disregarding any reduction in Annual Base Salary to which the Employee did not expressly consent in writing); and (B) the target Annual Bonus for the year of termination; and

2.	A new Section 9(a)(vi) of the Agreement is added as follows:
the Employee shall be entitled to reimbursement of all reasonable expenses that are incurred by the Employee in relocating himself and his family and their possessions from the Indianapolis, Indiana area (including, without limitation, (i) moving expenses and broker’s commissions, closing and other transaction costs related to the sale of the Employee’s residence in the Indianapolis, Indiana area (but excluding any reimbursement for loss realized on the sale thereof) and (ii) broker’s commissions, closing and other transaction costs related to the purchase of a new residence (but excluding any reimbursement for the purchase of the residence itself)) at any time during the nine (9) month period following the Date of Termination, provided that the Employee must submit his reimbursement request, together with supporting documentation of expenses incurred, not later than twelve (12) months after the Date of Termination to receive the reimbursement.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the Effective Date.

REMY INTERNATIONAL INC.
By:	/s/ John J. Pittas
Name:	John J. Pittas
Title:	President and Chief Executive Officer

EMPLOYEE
By:	/s/ Victor A. Polen
Name:	Victor A. Polen
Title:	Senior Vice President and Chief Operating Officer